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WILSHIRE ENTERPRISES, INC.                                FOR IMMEDIATE RELEASE
ANNOUNCES NEW CHIEF FINANCIAL OFFICER                     AMEX: WOC


JERSEY CITY, N.J., June 22, 2004 -- Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today that it has hired a new chief financial officer, Seth Ugelow. Mr. Ugelow has 30 years of experience in financial reporting including, most recently, serving as Senior Vice President and Comptroller for The Trust Company of New Jersey from 2003 to 2004. Mr. Ugelow is a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants.

Sherry Wilzig Izak stated, "As we streamline the number of personnel in our finance department, we are extremely pleased to have Seth join our management team. Seth has a strong background in running accounting and operations departments, improving department procedures, and evaluating financial controls and has an excellent understanding of accounting policies and procedures. In light of current and pending Sarbanes Oxley financial reporting and internal controls requirements, we expect him to be a key member of our senior management team."

ABOUT WILSHIRE ENTERPRISES:
Wilshire is an American Stock Exchange listed corporation engaged primarily in the acquisition, ownership and management of real estate investments in the United States including Arizona, Florida, Georgia, New Jersey and Texas.

FORWARD-LOOKING STATEMENT:

The non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such projections. Such risks and uncertainties include the possibility that business or market factors cause the Company to vary from its current plans, the impact of changing economic conditions, and other risks and uncertainties disclosed in the Company's 2003 Form 10-K filed with the Securities and Exchange Commission.

For stockholder inquiries: please contact Dan Pryor at 201-420-2796.
SOURCE: Wilshire Enterprises (WOC)